UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

June 16, 2003

Date of Report

(Date of earliest event reported)

POWERCOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

33-19584

23-2582701

(State of Incorporation)

(Commission File No.)

(IRS Employer Ident. No.)

115 Canfield Road

La Vernia, Texas 78121

(Address of principal executive offices)

830 779-5223

(Registrant's telephone number)

ITEM 1 - CHANGES IN CONTROL OF REGISTRANT

None

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

Effective June 16, 2003, the Registrant closed on a private placement transaction of $1,550,000 with Philadelphia Brokerage Corporation, Wayne, PA for 1,550,000 shares of restricted common stock and common stock warrants equal to 20% of the shares of restricted common stock purchased at an exercise price of $2.00 per share with the warrants to terminate in three years.  The private placement funding transaction included forty-three investors.

The Registrants use of proceeds will be to primarily pre-build and inventory HVAC (heating, ventilation and air conditioning) systems for anticipated product rollout and also for anticipated additional operating expenses.

On May 13, 2003 the Registrant retained Philadelphia Brokerage Corporation as its exclusive investment banker and financial advisor for the private placement funding transaction. Philadelphia Brokerage Corporation will be compensated a fee of eight per cent of the total equity investment placed and 70,000 warrants exercisable at  $0.01 per share for a period of five years.

The Registrant anticipates entering into additional future funding transaction agreements with Philadelphia Brokerage Corporation, including but not limited to equity, debt and credit lines.

ITEM 3 - BANKRUPTCY OR RECEIVERSHIP

None

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None

ITEM 5 - OTHER EVENTS

None

ITEM 6 - RESIGNATIONS OF REGISTRANT'S DIRECTORS

None

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

None

ITEM 8 - CHANGE IN FISCAL YEAR

None

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/S/  Francis L. Simola

Francis L. Simola

Chairman and CEO

Date:  June 16, 2003